UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2015

Commission File Number: 000-53311

JayHawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

611 E. Sherman Ave., Coeur d’Alene, Idaho 83814

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On April 17, 2015 JayHawk Energy, Inc. (the “Company” or “JayHawk”) entered into an Amendment to its outstanding Convertible Debentures (the “Amendment”) with Vast Exploration, LLC ("Vast").  The Amendment is attached hereto as Exhibit 99.01. On April 17, 2015, Vast acquired the outstanding Convertible Debentures from various institutional holders of the Convertible Debentures originally issued by the Company on or about December 11, 2009, December 30, 2009, April 22, 2010, and October 18, 2010. For more information regarding the Convertible Debentures, please refer to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 14, 2009, December 31, 2009, April 20, 2010, October 19, 2010, February 17, 2012, and April 24, 2013.

Under the terms of the Amendment to Convertible Debentures the “Beneficial Ownership Limitation” provisions located in each Convertible Debenture has been deleted. The elimination of the Beneficial Ownership Limitation permits the Holder to convert any or all of the outstanding Convertible Debentures into common shares at any time.  No other terms of the Convertible Debentures were amended.

Vast Exploration, LLC is an affiliate of Vast Petroleum Corp. – an entity that entered into a joint development agreement for the Company’s oil and gas operations in Kansas in May 2014. Vast Petroleum Corp. was not a party to the Amendment.

Item 3.02

Unregistered Sale of Equity Securities

On April 17, 2015, the Company granted, to four (4) institutional investors, warrants to purchase up to an aggregate of fifteen million (15,000,000) shares of the Company’s common stock (the “Warrants”) in consideration of the investors’ waiving of the Company’s prior defaults under the Convertible Debentures.  The Warrants give the holders thereof the right to purchase common stock of the Company at the purchase price of $.001 per shares and expire on March 17, 2020. The summary the Warrants above are qualified in their entirely by the Exhibits described in the Exhibit Table.

The issuance of the Common Stock Purchase Warrants above were issued without registration by reason of the exemption afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) as a transaction by an issuer not involving any public offering. As such, the Warrants may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2015, the Board of Directors of JayHawk appointed Scott Mahoney as a Director of the Company to fill a vacancy on the Board and in connection with Vast Exploration, LLC’s acquisition of certain Convertible Debentures from institutional investors. Mr. Mahoney will serve as Chairman of the Board of Directors of the Company. Mr. Mahoney is the Managing Member of Vast Exploration, LLC and has held that role since June 2014. In addition to his role with Vast Exploration, LLC, Mr. Mahoney is the CEO of Vast Petroleum Corp. and has held that role since December of 2012. From October 2010 until November 2012 Mr. Mahoney was the CFO of American Standard Energy Corp. Since October 2008 Mr. Mahoney has maintained a consulting business called Catalyst Corporate Solutions.

Item 9.01

Financial Statements and Exhibits

The following Exhibits are filed herewith:

Exhibits

Number

Description

10.1

Form of Warrant

99.01

Amendment to Convertible Debentures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated this 20th day of April, 2015

JAYHAWK ENERGY, INC.

/s/ Kelly J. Stopher

______________________________

By:  Kelly J. Stopher

Title: Interim President/CEO